UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2026 (June 10, 2026)

AI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 800-400-2247

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	AIFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

In a press release dated June 10, 2026, a copy of which is furnished as Exhibit 99.1 to this Current Report, AI Financial Corporation (the “Company,” “we,” and “our”) disclosed that the 3,321,690,994 WLFI tokens1 that it holds can provide it with significant liquidity, as they are currently available for it to use as collateral for a loan transaction, for it to stake in connection with the WLF Protocol, and for it to use in a lending transaction.2 Further, these tokens are expected to become fully transferable on August 12, 2026, pursuant to the original terms governing such holdings. The Company’s other 3,583,585,650 WLFI tokens remain subject to a 12-month contractual lock-up previously agreed to by the Company and are expected to become fully transferable on August 12, 2026, pursuant to the original terms governing such holdings.3

Based on the current market value of the Company’s WLFI token holdings, the first portion represents in excess of US$180 million4 of digital assets available to support the Company’s strategic initiatives, liquidity requirements, and growth objectives.

Management believes that the availability for use of a substantial portion of the Company’s WLFI token holdings materially strengthens the Company’s liquidity profile and addresses a significant factor underlying the going concern disclosure contained in the Company’s most recent Quarterly Report on Form 10-Q. Based on information currently available to management, the Company believes it possesses sufficient liquidity and financial resources to fund its anticipated operations and satisfy its obligations for at least the next 12 months. Accordingly, management’s current belief is that the conditions that gave rise to the previously disclosed substantial doubt regarding the Company’s ability to continue as a going concern have been substantially mitigated.

The Company notes that the aggregate market value of its WLFI holdings is currently approximately US$380 million, based on recent market prices5, with more than US$180 million presently represented by available holdings.

[1]	The number is exclusive of approximately 378,310,000 WLFI tokens currently pledged as collateral for the Company’s previously disclosed loan from WLFI, which tokens will be returned to the Company at the time of repayment of principal and accrued interest.

[2]	Availability is subject to the conditions in an ancillary agreement with WLFI, which are substantially similar to the three criteria described above.

[3]	The lapse in restrictions is also subject to the effectiveness of a registration statement to provide for the resale of shares of the Company’s common stock that the Company issued to WLFI at the closing of the August 2025 transaction, the shares of the Company’s common stock underlying the pre-funded warrants that the Company granted to WLFI at that closing, and the shares of our common stock underlying the “Lead Investor” warrants that we granted to WLFI at that closing.

[4]	Based on 3,321,690,994 WLFI tokens and a WLFI token value of US$0.055 per token as of 7:00 p.m. EDT on June 9, 2026.

[5]	Based on 6,905,276,644 WLFI tokens with a WLFI token value of US$0.055 per token as of 7:00 p.m. EDT on June 9, 2026.

The information in this Item 7.01 of this Current Report, including the information contained in Exhibit 99.1, is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI FINANCIAL CORPORATION

Date: June 10, 2026	By:	/s/ Tony Isaac
Tony Isaac
Chief Executive Officer